EXHIBIT 99(a)(1)

                             CERTIFICATE OF TRUST OF
                               MASTER SFR II TRUST

      THIS Certificate of Trust of Master SFR II Trust (the "Trust") is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code Ann. ss.3801 et seq.) (the "Act").

      1. Name. The name of the business trust formed hereby is Master SFR II Trust.

      2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of the Trust's registered agent at such address is The Corporation Service Company.

      3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

      4. Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.


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      IN WITNESS WHEREOF, the undersigned, has executed this Certificate of
Trust in accordance with Section 3811(a)(1) of the Act.

                                              By: /s/ Bradley J. Lucido
                                                 -------------------------------
                                              Name:  Bradley J. Lucido
                                              Title: Trustee

Dated:  May 9, 2000